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                                                                     Exhibit (i)


                [Letterhead of Morris, Nichols, Arsht & Tunnell]




                                 April 23, 2002



Strategic Partners Opportunity Funds
Gateway Center Three
100 Mulberry Street

Newark, NJ  07102-4077

                  Re:      Strategic Partners Opportunity Funds
                           ------------------------------------

Ladies and Gentlemen:

                  We have acted as special Delaware counsel to Strategic Partners Opportunity Funds (formerly Strategic Partners Series), a Delaware business trust (the "Trust"), in connection with the formation of the Trust and certain matters relating to the proposed issuance of Class A, Class B, Class C and Class Z Shares of Strategic Partners Focused Growth Fund, a Series of the Trust (the "Focused Growth Fund Shares"), Class A, Class B, Class C and Class Z Shares of Strategic Partners Focused Value Fund, a Series of the Trust (the "Focused Value Fund Shares"), Class A, Class B, Class C and Class Z Shares of Strategic Partners Mid-Cap Value Fund, a Series of the Trust (the "Mid-Cap Value Fund Shares"), and Class A, Class B, Class C and Class Z Shares of Strategic Partners New Era Growth Fund, a Series of the Trust (the "New Era Growth Fund Shares" and collectively with the Focused Growth Fund Shares, the Focused Value Fund Shares and the Mid-Cap Value Fund Shares, the "Shares"). Capitalized terms used herein and not otherwise herein defined are used as defined in the Agreement and Declaration of Trust of the Trust dated January 26, 2000, as amended by resolutions of the Trustees of the Trust adopted on May 22, 2001 (the "Governing Instrument").


                  In rendering this opinion, we have examined and relied upon copies of the following documents, each in the form provided to us: the Certificate of Trust of the Trust as filed in the Office of the Secretary of State of the State of Delaware (the "State Office") on January 28, 2000 (the "Certificate"); the Certificate of Amendment to the Certificate as filed in the State Office on September 4, 2001; the Governing Instrument; the By-laws of the Trust; a Unanimous Written Consent of the Board of Trustees of the Trust dated January 28, 2000 (the "Consent"); certain resolutions of the Trustees of the Trust dated May 24, 2000, August 23, 2000, November 14, 2000, May 22, 2001 and February 26, 2002

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Strategic Partners Opportunity Fund
April 23, 2002
Page 2

(the "Resolutions"); the Notification of Registration Filed Pursuant to Section 8(a) of the Investment Company Act of 1940 on Form N-8A of the Trust filed with the Securities and Exchange Commission on February 1, 2000; Post-Effective Amendment No. 9 to Registration Statement No. 333-95849 under the Securities Act of 1933 (including the Prospectus and Statement of Additional Information forming a part thereof) on Form N-1A to be filed with the Securities and Exchange Commission on or about the date hereof (the "Registration Statement" and, together with the Governing Instrument, the By-laws of the Trust, the Consent and the Resolutions, the "Operative Documents"); and a certification of good standing of the Trust obtained as of a recent date from the State Office. In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, and the legal capacity of natural persons to complete the execution of documents. We have further assumed for the purpose of this opinion: (i) the due adoption, authorization, execution and delivery by, or on behalf of, each of the parties thereto of the above-referenced resolutions, instruments, certificates and other documents, and of all documents contemplated by the Operative Documents to be executed by investors acquiring Shares; (ii) the payment of consideration for Shares, and the application of such consideration, as provided in the Operative Documents, and compliance with the other terms, conditions and restrictions set forth in the Operative Documents in connection with the issuance of Shares (including, without limitation, the taking of all appropriate action by the Trustees to designate Series of Shares and the rights and preferences attributable thereto as contemplated by the Governing Instrument); (iii) that appropriate notation of the names and addresses of, the number of Shares held by, and the consideration paid by, Shareholders will be maintained in the appropriate registers and other books and records of the Trust in connection with the issuance, redemption or transfer of Shares; (iv) that no event has occurred subsequent to the filing of the Certificate that would cause a termination or reorganization of the Trust or any Series under Section 2 or Section 3 of Article VIII of the Governing Instrument or, in the case of a Series, under Section 6(h) of Article III of the Governing Instrument; (v) that the activities of the Trust have been and will be conducted in accordance with the terms of the Governing Instrument and the Delaware Business Trust Act, 12 Del. C. ss.ss. 3801 et seq. (the "Delaware Act"); and
(vi) that each of the documents examined by us is in full force and effect, expresses the entire understanding of the parties thereto with respect to the subject matter thereof and has not been amended, supplemented or otherwise modified, except as herein referenced. No opinion is expressed herein with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. Further, we have not participated in the preparation of the Registration Statement or any other offering documentation relating to the Trust or the Shares and we assume no responsibility for their contents. As to any facts material to our opinion, other than those assumed, we have relied without independent investigation on the above-referenced documents and on the accuracy, as of the date hereof, of the matters therein contained.

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Strategic Partners Opportunity Fund
April 23, 2002
Page 3




                  Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that:

                  1. The Trust is a duly formed and validly existing business trust in good standing under the laws of the State of Delaware.

                  2. The issuance of the Shares has been duly authorized on behalf of the Trust and the Shares, when issued to Shareholders in accordance with the terms, conditions, requirements and procedures and for the consideration set forth in the Operative Documents, will constitute legally issued, fully paid and non-assessable Shares of beneficial interest in the Trust.

                  3. Under the Delaware Act and the terms of the Governing Instrument, each Shareholder of the Trust, in such capacity, will be entitled to the same limitation of personal liability as that extended to stockholders of private corporations for profit organized under the general corporation law of the State of Delaware; provided, however, that we express no opinion with respect to the liability of any Shareholder who is, was or may become a named Trustee of the Trust. Neither the existence nor exercise of the voting rights granted to Shareholders under the Governing Instrument will, of itself, cause a Shareholder to be deemed a trustee of the Trust under the Delaware Act. Notwithstanding the foregoing or the opinion expressed in paragraph 2 above, we note that, pursuant to Section 5 of Article IV of the Governing Instrument, the Trustees have the power to cause Shareholders, or Shareholders of a particular Series, to pay certain custodian, transfer, servicing or similar agent charges by setting off the same against declared but unpaid dividends or by reducing Share ownership (or by both means).

                  We hereby consent to the filing of a copy of this opinion with the Securities and Exchange Commission with the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts and our review of the above referenced documents and the application of Delaware law as the same exist on the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for the benefit of any person or entity with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect. Except as provided in this paragraph, the opinions set forth above are expressed solely for the benefit of the addressee hereof in connection with the matters contemplated hereby and may not be relied upon for any other purpose or by any other person or entity without our prior written consent.

                        Sincerely,

                        MORRIS, NICHOLS, ARSHT & TUNNELL